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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Sections 13 or 15(d) of the


                         Securities Exchange Act of 1934



                     Date of Report (Date of earliest event
                             reported): June 9, 2002



                             RIVERWOOD HOLDING, INC.
             (Exact name of registrant as specified in its charter)



         Delaware                    1-11113                  58-2205241
 -------------------------  -------------------------  ------------------------
      (State or other         Commission File Number       (I.R.S. Employer
      jurisdiction of                                     Identification No.)
     Incorporation or
       organization)


                             3350 Riverwood Parkway
                                   Suite 1400
                             Atlanta, Georgia 30339
                    (Address of principal executive offices)
                                   (Zip Code)



                                 (770) 644-3000
              (Registrant's telephone number, including area code)


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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On June 6, 2002, Deloitte & Touche LLP ("Deloitte") advised Riverwood Holding, Inc. ("Riverwood") that, for the reason described below, Deloitte no longer considers itself independent with respect to Riverwood. In light of this determination by Deloitte, at a meeting held on June 9, 2002, upon the recommendation of the Audit Committee, the Board of Directors of Riverwood dismissed Deloitte as Riverwood's auditors, effective immediately, and appointed PricewaterhouseCoopers LLP to serve as Riverwood's independent auditors for the current fiscal year ending December 31, 2002.

On October 12, 2001, Riverwood entered into a settlement agreement with the Louisiana Department of Revenue to pay $29.5 million to the State of Louisiana to settle all Louisiana state income tax issues related to the period ended March 27, 1996 and the nine month period ended December 31, 1996. Riverwood made this payment on October 25, 2001.

The settlement related to certain Louisiana state income tax matters that arose out of the acquisition of Riverwood's predecessor in 1996. Deloitte had provided tax-related services in connection with the acquisition. Deloitte was recently requested to make a payment arising out of the tax-related services. As a result of such request and a subsequent meeting, Deloitte has advised Riverwood that it no longer considers itself independent with respect to Riverwood.

Deloitte's determination with respect to its independence does not affect its reports on Riverwood's consolidated financial statements for any past fiscal year or its reviews of Riverwood's interim condensed consolidated financial statements for any previous quarterly period.

Deloitte's reports on Riverwood's consolidated financial statements for each of the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During each of Riverwood's two most recent fiscal years and the subsequent interim period through June 9, 2002, there were: (i) no disagreements with Deloitte on any matters of accounting principle or practice, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Deloitte, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on Riverwood's consolidated financial statements for such years; and (ii) no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

Riverwood has provided Deloitte with a copy of the foregoing disclosures. Attached as Exhibit 16.1 to this Form 8-K is a copy of Deloitte's letter to the Securities and Exchange Commission, dated June 11, 2002, stating its agreement with such statements.

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During each of Riverwood's two most recent fiscal years and the subsequent interim period through June 9, 2002, Riverwood did not consult PricewaterhouseCoopers LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Riverwood's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Riverwood continues to work towards the completion of its previously announced proposed initial public offering and related financing transactions.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

Exhibit 16.1 Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated June 11, 2002.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    RIVERWOOD HOLDING, INC.
                                    --------------------------------------------
                                    (Registrant)


Date: June 11, 2002                 By: /s/ Edward W. Stroetz
                                       -----------------------------------------
                                        Edward W. Stroetz Jr.
                                        Secretary


Date: June 11, 2002                 By:  /s/ Daniel J. Blount
                                        ----------------------------------------
                                        Daniel J. Blount
                                        Senior Vice President and
                                        Chief Financial Officer

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                                  EXHIBIT INDEX


EXHIBIT NUMBER                            DESCRIPTION
--------------    --------------------------------------------------------------

16.1 Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated June 11, 2002.